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                                                                EXHIBIT NO. 11

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COMPUTATION OF EARNINGS PER COMMON SHARE
FABRI-CENTERS OF AMERICA, INC.
(THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                             Quarter Ended                        Year Ended
                                                      ---------------------------      ----------------------------
                                                       February 1,     January 27,       February 1,    January 27,
                                                          1997            1996             1997            1996
-------------------------------------------------------------------------------------------------------------------
                                                       (14 Weeks)     (13 Weeks)       (53 Weeks)       (52 Weeks)
PRIMARY EARNINGS PER SHARE:

Net earnings                                          $    17,988     $    14,545     $    24,603     $    17,458
                                                      ===========     ===========     ===========     ===========

Weighted average shares of common stock
outstanding during the period                          17,864,685      18,479,263      17,930,367      18,415,419
Incremental shares from assumed exercise of
stock options - primary                                 1,064,649       1,034,761         947,749         874,201
                                                      -----------     -----------     -----------     -----------
                                                       18,929,334      19,514,024      18,878,116      19,289,620
                                                      ===========     ===========     ===========     ===========

Primary earnings per common share                     $      0.95     $      0.75     $      1.30     $      0.91
                                                      ===========     ===========     ===========     ===========
EARNINGS PER SHARE ASSUMING FULL
DILUTION:

Net earnings                                          $    17,988     $    14,545     $    24,603     $    17,458
Interest expense applicable to 6 1/4% convertible
 subordinated debentures, net of tax                          556             559           2,226           2,226
                                                      -----------     -----------     -----------     -----------
Net earnings                                          $    18,544     $    15,104     $    26,829     $    19,684
                                                      ===========     ===========     ===========     ===========
Weighted average shares of common stock
outstanding during the period                          17,864,685      18,479,263      17,930,367      18,415,419
Incremental shares from assumed exercise of
stock options - fully diluted                           1,093,018       1,101,202       1,093,018       1,101,202
Incremental shares from assumed conversion of
6 1/4% convertible subordinated debentures              2,337,764       2,337,764       2,337,764       2,337,764
                                                      -----------     -----------     -----------     -----------
                                                       21,295,467      21,918,229      21,361,149      21,854,385
                                                      ===========     ===========     ===========     ===========
Earnings per common share assuming full
dilution                                              $      0.87     $      0.69     $      1.26     $      0.90(a)
                                                      ===========     ===========     ===========     ===========

(a) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15, as the incremental effect of assumed conversion of the 6 1/4% Convertible Subordinated Debentures is anti-dilutive for fiscal year ended January 27, 1996.
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